UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

__________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FIRST CHINA PHARMACEUTICAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	74-3232809
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
Room 1301, 13th Floor, CRE Building, 303 Hennessy Road, Wanchai, Hong Kong	-
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:  333-151212

Securities to be registered pursuant to Section 12(g) of the Act:  Common Stock, $0.001 par value

Item 1. Description of Registrant’s Securities to be Registered.

The information regarding the common stock, $0.001 par value, of First China Pharmaceutical Group, Inc. (the “Company”) as set forth under the caption “Description of Securities” in the Company’s Registration Statement on Form S-1 (File No. 333-151212) as originally filed with the Securities and Exchange Commission on May 28, 2008 (the “Registration Statement”), is incorporated herein by reference.  In addition, the above-referenced description included in any prospectus relating to the Company’s Registration Statement filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Description
3.1	Articles of Incorporation of the Company(1)
3.1(a)	Amendment to Articles of Incorporation of the Company(2)
3.1(b)	Amendment to Articles of Incorporation of the Company(3)
3.2	Amended and Restated Bylaws of the Company(3)
4.1	Specimen Common Stock Certificate(1)
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(1)	Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-151212), filed with the SEC on May 28, 2008.
(2)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on May 17, 2010.
(3)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on June 30, 2010.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FIRST CHINA PHARMACEUTICAL GROUP, INC.

Date: August 11, 2010	By:	/s/ Aidan Hwuang
	Name:	Aidan Hwuang
	Title:	President, Chief Financial Officer and Director